As filed with the Securities and Exchange Commission on July 23, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ____________________________
LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)
 ____________________________

North Carolina	56-0578072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1000 Lowes Boulevard
Mooresville, North Carolina 28117
(704) 758-1000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
____________________________

Ross W. McCanless
Executive Vice President, General Counsel and Corporate Secretary
1000 Lowes Boulevard
Mooresville, North Carolina 28117
(704) 758-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
____________________________

Copies to:
Nicolas Grabar, Esq.
James E. Langston, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000
____________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the
Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

______________________

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered / Proposed maximum offering price per unit / Proposed maximum aggregate offering price / Amount of registration fee (1)(2)(3)
Debt Securities
Common Stock, par value $0.50 per share
Preferred Stock, par value $5.00 per share

(1)
An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon conversion or exchange of other securities or that are issued in units with other securities registered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

(2)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(3)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

The registrant is filing this registration statement to replace its registration statement (Registration No. 333-226983), which is expiring pursuant to Rule 415(a)(5). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the expiring registration statement.

PROSPECTUS

Lowe’s Companies, Inc.

Debt Securities
Common Stock
Preferred Stock

______________________

We may use this prospectus to offer and sell from time to time, together or separately, debt securities, common stock and preferred stock. The debt securities and preferred stock may be convertible into or exchangeable for common or preferred stock or other of our securities. Our common stock is listed and traded on the New York Stock Exchange under the symbol “LOW.”

We may offer and sell these securities to or through one or more underwriters or dealers, through one or more agents, directly to purchasers, or through a combination of these methods, on a delayed or continuous basis. This prospectus provides you with a general description of the securities we may offer and sell. The specific terms of any securities to be offered will be provided in a supplement to this prospectus and, if applicable, a free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
______________________

Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission, as well as the other information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus, before making a decision to invest in our securities.

Our principal executive offices are located at 1000 Lowes Boulevard, Mooresville, North Carolina 28117, and our telephone number at that location is (704) 758-1000.
______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
______________________

The date of this prospectus is July 23, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus and, if applicable, a free writing prospectus that will contain specific information about the offering and the terms of the particular securities to be offered. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in any prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by, or on behalf of, the Company or to which we have referred you. The Company takes no responsibility for, nor can it provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the cover page of the specific document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Except as otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Lowe’s,” the “Company,” “our company,” “we,” “us,” “our” and similar terms refer to Lowe’s Companies, Inc. and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K (together with any material changes or additions thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial could materially affect our business, results of operations or financial position and cause the value of our securities to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe,” “expect,” “anticipate,” “plan,” “desire,” “project,” “estimate,” “intend,” “will,” “should,” “could,” “would,” “may,” “strategy,” “potential,” “opportunity,” “outlook,” “scenario,” “guidance,” and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections and assumptions about future financial and operating results, objectives, business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, changes in commodity prices, trade policy changes or additional tariffs, outbreaks of public health crises, such as the COVID-19 pandemic, availability and cost of goods from suppliers, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A—Risk Factors” and “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our most recent Annual Report on Form 10-K, as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

You should carefully read this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein in their entirety. They contain information that you should consider when making your investment decision.

OUR COMPANY

Lowe’s is a FORTUNE® 50 home improvement company serving approximately 20 million customers a week in the United States and Canada. With fiscal year 2020 sales of nearly $90 billion, Lowe’s and its related businesses operate or service more than 2,200 home improvement and hardware stores and employ over 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts.

We have been a publicly held company since 1961, and our shares of common stock are listed on the New York Stock Exchange under the symbol “LOW.”

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes, which may include, but are not limited to, repurchases of shares of our common stock, capital expenditures, financing of future acquisitions or strategic investments, working capital needs and redemption and repayment of outstanding indebtedness.

We may temporarily invest any net proceeds prior to their use for the above purposes in U.S. government or agency obligations, commercial paper, money market funds, taxable and tax-exempt notes and bonds, variable-rate demand obligations, short-term investment grade securities, bank certificates of deposit or repurchase agreements collateralized by U.S. government or agency obligations. We may also deposit the net proceeds with banks.

DESCRIPTION OF OUR DEBT SECURITIES

The following description sets forth general terms and provisions of the debt securities that we may offer under this prospectus and the applicable prospectus supplement. We will provide additional or different terms of the debt securities in the applicable prospectus supplement.

We will issue senior debt securities under an amended and restated indenture, dated as of December 1, 1995, between Lowe’s and U.S. Bank National Association (as successor trustee), as further amended and supplemented. We refer to this indenture as the “Indenture.”

The following description summarizes some of the provisions of the Indenture, including definitions of some of the more important terms in the Indenture. However, we have not described every aspect of the debt securities. In the summary below, we have included references for section numbers of the Indenture so that you can easily locate the applicable provisions. You should refer to the Indenture for a complete description of its provisions and the definitions of terms used in it, because the Indenture, and not this description, will define your rights as a holder of the debt securities. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in any applicable prospectus supplement, we are incorporating by reference those sections or defined terms into this prospectus or the applicable prospectus supplement.

The Indenture is an exhibit to the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the Indenture and any supplements thereto.

General Terms of Our Debt Securities

The Indenture does not limit the aggregate principal amount of debt securities that we may issue under the Indenture and provides that we may issue debt securities from time to time in one or more series. (Section 301). In addition, neither the Indenture nor the debt securities will limit or otherwise restrict the amount of senior indebtedness that we or our subsidiaries may incur.

The debt securities will be our unsecured obligations and will rank equally and ratably with all of our other existing and future unsecured and unsubordinated indebtedness. The debt securities will be subordinated to our existing and future secured indebtedness and that of our subsidiaries and to any existing and future unsecured, unsubordinated indebtedness of our subsidiaries. In other words, if we should default on our debt, we will not make payments on the debt securities until we have fully paid off our secured indebtedness and that of our subsidiaries and any unsecured, unsubordinated indebtedness of our subsidiaries.

The particular terms of each issue of debt securities, as well as any modifications or additions to the general terms of the Indenture applicable to the issue of debt securities, will be described in the applicable prospectus supplement. This description will contain all or some of the following as applicable:

•the title of the series of debt securities;
•the aggregate principal amount and denominations;
•the maturity or maturities;
•the offering price and the amount we will receive from the sale of the debt securities;
•the interest rate or rates, or their method of calculation, for the debt securities, which rate or rates may vary from time to time;
•the date or dates on which principal and premium, if any, of the debt securities is payable;
•the date or dates from which interest on the debt securities will accrue and the record date or dates for payments of interest or the methods by which any such dates will be determined;
•the place or places where principal of, premium, if any, and interest on the debt securities is payable;

•the terms of any sinking fund and analogous provisions with respect to the debt securities;
•the respective redemption and repayment rights, if any, of Lowe’s and of the holders of the debt securities and the related redemption and repayment prices and any limitations on the redemption or repayment rights;
•the conversion price and other terms of any debt securities that a holder may convert into or exchange for our other securities before our redemption, repayment or repurchase of those convertible debt securities;
•any addition to or change in the covenants or events of default relating to any of the debt securities;
•any trustee or fiscal or authenticating or payment agent, issuing and paying agent, calculation agent, transfer agent or registrar or any other person or entity to act in connection with the debt securities for or on behalf of the holders thereof or the Company or an affiliate;
•whether the debt securities are to be issuable initially in temporary global form and whether any such debt securities are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global security may exchange the interests for debt securities of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur;
•the listing of the debt securities on any securities exchange or inclusion in any other market or quotation or trading system; and
•any other specific terms, conditions and provisions of the debt securities.

Unless the applicable prospectus supplement provides differently, upon receipt of payment, the trustee will pay the principal of and any premium and interest on the debt securities and will register the transfer of any debt securities at its offices. However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities. (Sections 305 and 1002).

Unless the applicable prospectus supplement provides differently, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 or any integral multiple of $1,000. (Section 302). There will be no service charge for any registration of transfer or exchange of the debt securities, although we may require that purchasers of the debt securities pay any tax or other governmental charge that may be imposed in connection therewith. (Section 305).

We may issue debt securities as Original Issue Discount Securities, as defined in the Indenture, to be sold at a substantial discount below their principal amount. The applicable prospectus supplement will describe any special federal income tax and other considerations applicable to these securities.

Covenants Applicable to Our Debt Securities

Unless stated otherwise in the applicable prospectus supplement, debt securities will have the benefit of the following covenants. We have defined several capitalized terms used in this section in the subsection below entitled “Definitions of Key Terms in the Indenture.” Capitalized terms not defined there are defined in the Indenture.

Restrictions on Debt
The Indenture provides that as long as we have any senior debt securities outstanding:
•we will not, and we will not permit any of our subsidiaries to, incur, issue, assume or guarantee any Debt secured by:
•a Mortgage on any Principal Property of Lowe’s or any subsidiary; or
•any shares of Capital Stock or Debt of any subsidiary,
unless all outstanding senior debt securities will be secured equally and ratably with the secured Debt, so long as the secured Debt is secured; and

•we will not permit any of our subsidiaries to incur, issue, assume or guarantee any unsecured Debt or to issue any preferred stock, unless the aggregate amount of all such Debt together with the aggregate preferential amount to which the preferred stock would be entitled on any involuntary distribution of assets and all Attributable Debt of Lowe’s and our subsidiaries in respect of sale and leaseback transactions would not exceed 10% of our Consolidated Net Tangible Assets.
These restrictions do not apply to the following Debts, which we exclude in computing Debt for the purpose of the restrictions:
•Debt secured by Mortgages on any property acquired, constructed or improved by Lowe’s or any subsidiary after December 1, 1995, which Mortgages are created or assumed contemporaneously with, or within 30 months after, the acquisition, or completion of the construction or improvement, or within six months thereafter under a firm commitment for financing arranged with a lender or investor within the 30-month period, to secure or provide for the payment of all or any part of the purchase price of the property or the cost of the construction or improvement incurred after December 1, 1995 or Mortgages on any property existing at the time of its acquisition if any such Mortgage does not apply to any other property owned by us or any subsidiary other than, in the case of any such construction or improvement, any previously unimproved real property on which the property so constructed, or the improvement, is located;
•Debt of any corporation existing at the time the corporation is merged with or into Lowe’s or a subsidiary;
•Debt of any corporation existing at the time the corporation becomes a subsidiary;
•Debt of a subsidiary to Lowe’s or to another subsidiary;
•Debt secured by Mortgages securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the acquisition of or construction on property, and on which the interest is not, in the opinion of counsel, includable in gross income of the holder; and
•any extensions, renewals or replacements, in whole or in part, of any Debt referred to in the above clauses as long as the principal amount of that Debt is not increased and, in the case of Debt secured by a Mortgage, no more than all of the same property, shares of Capital Stock or Debt continues to secure such Debt.
These restrictions do not apply to any issuance of Preferred Stock by a subsidiary to Lowe’s or another subsidiary, provided that the Preferred Stock is not thereafter transferable to any Person other than Lowe’s or a subsidiary. (Section 1008).

Restrictions on Sales and Leasebacks

The Indenture provides that we will not, and we will not permit any subsidiary to, after December 1, 1995, enter into any transaction involving the sale and subsequent leasing back by Lowe’s or any of its subsidiaries of any Principal Property, unless, after giving effect to the sale and leaseback transaction, the aggregate amount of all Attributable Debt with respect to all such transactions plus all Debt to which Section 1008 of the Indenture is applicable, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and there will be excluded in computing Attributable Debt for the purpose of the restriction, Attributable Debt with respect to any sale and leaseback transaction if:
•the lease in the transaction is for a period (including renewal rights) not exceeding three years;
•Lowe’s or a subsidiary, within 180 days after the sale or transfer, applies an amount not less than the greater of the net proceeds of the sale of the Principal Property leased under the arrangement or the fair market value of the Principal Property leased at the time of entering into the arrangement (as determined by the Board of Directors) to, with some restrictions, the retirement of our Funded Debt ranking on a parity with or senior to the debt securities or the retirement of Funded Debt of a subsidiary;
•the transaction is entered into before, at the time of, or within 30 months after the later of the acquisition of the Principal Property or the completion of its construction;

•the lease in the transaction secures or relates to obligations issued by a state, territory or possession of the United States, or any political subdivision thereof, or the District of Columbia, to finance the acquisition of or construction on property, and on which the interest is not, in the opinion of counsel, includable in the gross income of the holder; or
•the transaction is entered into between Lowe’s and a subsidiary or between subsidiaries. (Section 1009).

Definitions of Key Terms in the Indenture

The Indenture defines the following terms used in this subsection:

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by that Person under the lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 10% per annum compounded annually. The net amount of rent required to be paid under any such lease for any such period will be the amount of the rent payable by the lessee with respect to that period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount will also include the amount of the penalty, but no rent will be considered as required to be paid under the lease after the first date upon which it may be so terminated.

“Capital Stock,” as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether the capital stock will be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as shown on the most recent balance sheet of Lowe’s and our consolidated subsidiaries and computed under generally accepted accounting principles.

“Debt” means loans, notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.
“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“Preferred Stock” means any class of our stock that has a preference over common stock in respect of dividends or of amounts payable in the event of our voluntary or involuntary liquidation, dissolution or winding up and that is not mandatorily redeemable or repayable, or redeemable or repayable at the option of the holder, otherwise than in shares of common stock or preferred stock of another class or series or with the proceeds of the sale of common stock or preferred stock.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for selling home improvement products or the manufacturing, warehousing or distributing of the products, owned or leased by us or any of our subsidiaries. (Sections 101 and 1008).

The Effect of Our Corporate Structure on Our Payment of the Debt Securities

The debt securities are the obligations of Lowe’s exclusively. Because our operations are currently conducted through subsidiaries, the cash flow and our consequent ability to service our debt, including the debt securities, are dependent, in part, upon the earnings of our subsidiaries and the distribution of those earnings to us or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities. They have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make any funds available for our payment of any amounts due on the debt securities, whether by dividends, loans or other payments. In addition, our subsidiaries’ payments of dividends and making of loans and advances to us may be subject to statutory or contractual restrictions and are contingent upon the earnings of those subsidiaries and various business considerations.

The debt securities will be effectively subordinated to all indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of our subsidiaries. Any right of ours to receive assets of any of our subsidiaries upon liquidation or reorganization of the subsidiary (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinated to any security interests in the subsidiary’s assets and any of the subsidiary’s indebtedness senior to that which we hold.

To the extent that we enter into joint ventures with others to conduct operations, those joint ventures will also be separate and distinct legal entities with similar effects on our payment of the debt securities.

No Restriction on Sale or Issuance of Stock of Subsidiaries

The Indenture contains no covenant that we will not sell, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of any of our subsidiaries. It also does not prohibit any subsidiary of Lowe’s from issuing any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, the subsidiary’s voting stock.

Consolidation, Merger and Sale of Assets

Without the consent of the holders of any of the outstanding debt securities, we may consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any corporation, partnership or trust organized under the laws of any domestic jurisdiction, as long as:
•the successor assumes our obligations on the debt securities and under the Indenture;
•after giving effect to the transaction, no event of default, and no event that, after notice, lapse of time or both, would become an event of default, has occurred and is continuing; and
•other conditions described in the Indenture are met. (Section 801).
Accordingly, the holders of debt securities may not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the debt securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Events of Default

The following are “events of default” with respect to debt securities of any series:
•default for 30 days in payment when due of any interest on any debt security of the series;
•default in payment when due of principal or premium, if any, or in the making of a mandatory sinking fund payment of any debt security of the series;
•default or breach, for 60 days after notice from the trustee or from the holders of at least 25% in aggregate principal amount of the debt securities of the applicable series then outstanding, in the performance of any other covenant or warranty in the debt securities of the series, in the Indenture or in any supplemental indenture or board resolution referred to in the notice under which the debt securities of the series may have been issued;
•default in the payment of principal when due or resulting in acceleration of other indebtedness of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10 million and the indebtedness is not discharged or acceleration is not rescinded or annulled within 10 days after written notice of the default to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of the applicable series then outstanding, provided that the event of default will be deemed cured or waived if the default that resulted in the acceleration of the other indebtedness is cured or waived or the indebtedness is discharged; and
•events of bankruptcy, insolvency or reorganization of Lowe’s as more fully described in the Indenture. (Section 501).
The applicable prospectus supplement will describe any additional events of default that may be added to the Indenture for a particular series of debt securities. (Section 301). No event of default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an event of default with respect to any other series of debt securities issued under the Indenture.

The Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to debt securities of the series, give to the holders of those debt securities notice of all uncured defaults known to it, provided that:
•except in the case of default in payment of the principal, premium, if any, interest or sinking fund deposit on the debt securities of the series, the trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interest of the holders of the debt securities of that series, and
•no notice of a default made in the performance of any covenant or a breach of any warranty contained in the Indenture will be given until at least 60 days after the occurrence thereof.
“Default” means any event that is, or, after notice or lapse of time or both, would be, an event of default. (Section 602).

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the principal amount (or, if the debt securities of the series are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of the series) of all the debt securities of the series to be due and payable immediately. At any time after making a declaration of acceleration with respect to debt securities of any series, but before obtaining a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may, in some circumstances, rescind and annul the acceleration. (Section 502).

The Indenture provides that, except for the duty of the trustee in the case of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of these rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered reasonable indemnity to the trustee. (Sections 601 and 603). Except as limited by the provisions for the indemnification of the trustee and certain other circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of each series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of the series. (Section 512).

We are required to furnish annually to the trustee a statement as to our performance of some of our obligations under the Indenture and as to any default in our performance. (Section 1005).

Satisfaction and Discharge

Upon Company request, the Indenture shall cease to be of further effect with respect to the debt securities of a particular series when:

(1) either:

(A) all debt securities of such series theretofore authenticated and delivered (other than (i) debt securities which have been destroyed, lost or stolen and which have been replaced or paid and (ii) debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the trustee for cancellation; or

(B) all debt securities of such series not theretofore delivered to the trustee for cancellation:
(i) have become due and payable, or
(ii) will become due and payable at their stated maturity within one year, or
(iii) are to be called for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust for the purpose sums sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be; and

(2) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company with respect to such debt securities; and

(3) the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture with respect to the debt securities of such series have been complied with.

Global Securities

We may issue the debt securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. We will register the global securities in the name of the depositary or its nominee. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of the outstanding debt securities of the series represented by the global security or securities. Until any global security is exchanged in whole or in part for debt securities in definitive certificated form, the depositary or its nominee may not transfer the global certificate except as a whole to each other, another nominee or to their successors and except as described in the applicable prospectus supplement. (Sections 303 and 305).

The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities that a global security will represent.

Modification and Waiver of the Indenture

We and the trustee may modify or amend the Indenture or the terms of outstanding debt securities of any series without the consent of any holder in order to, among other things:
•evidence the assumption by a successor person of our covenants under the Indenture and in the debt securities;
•add covenants or events of default for the benefit of the holders of debt securities;
•surrender our rights or powers under the Indenture;
•provide for uncertificated debt securities;
•add guarantees with respect to debt securities or secure debt securities;

•establish the forms or terms of debt securities;
•evidence the acceptance of appointment by a successor trustee;
•permit or facilitate the issuance of debt securities convertible into other securities;
•modify or amend the Indenture in accordance with, or to permit the qualification of the Indenture or any supplemental indenture, under the Trust Indenture Act of 1939 as then in effect; or
•cure any ambiguity or correct or supplement any inconsistency in the Indenture. (Section 901).
In addition, except as described below, we and the trustee may modify or amend the Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of any affected series. We must have the consent of the holders of all of the affected outstanding debt securities to:
•change the stated maturity date of the principal of, or any installment of principal of, premium, if any, or interest on, any debt security;
•reduce the principal, interest or amount payable on redemption of any debt security;
•change the method of calculation of any interest on any debt security;
•reduce the amount of principal of a debt security payable on acceleration of the maturity thereof;
•change the place or currency of payment of principal of, or premium or interest on, any debt security;
•impair a holder’s conversion rights;
•impair a holder’s right to institute suit for the enforcement of any payment on or with respect to any debt security; or
•reduce the percentage in principal amount of the debt security, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with some of the provisions of the Indenture or for waiver of some of the defaults. (Section 902).
The holders of a majority in principal amount of the outstanding debt securities of any affected series may, on behalf of the holders of all the debt securities of such series, waive any past default under the Indenture with respect to the debt securities.

They may not waive:
•a default in the payment of the principal of, or premium, if any, interest or sinking fund installment on, any debt security, or
•a provision that, under the Indenture, requires the consent of the holders of all of the outstanding debt securities of the affected series for modification or amendment. (Section 513).

Governing Law

The Indenture is, and debt securities shall be, governed by and construed in accordance with the laws of the State of New York.

Regarding the Trustee

U.S. Bank National Association (as successor trustee) is the trustee under the Indenture. Notice to the trustee should be directed to:

U.S. Bank National Association
214 North Tryon Street, 27th Floor
Charlotte, North Carolina 28202
Attention: Paul E. Vaden

DESCRIPTION OF OUR COMMON STOCK

General

The following description of certain terms of our common stock does not purport to be complete and is qualified in its entirety by reference to our Restated Charter (the “Restated Charter”), our Bylaws, as amended and restated (the “Bylaws”), and the applicable provisions of the North Carolina Business Corporation Act (the “NCBCA”). We encourage you to review complete copies of the Restated Charter and the Bylaws, which we have previously filed with the SEC. See “Where You Can Find More Information.”

The Restated Charter authorizes us to issue 5,600,000,000 shares of common stock, par value $0.50 per share. As of July 21, 2021, we had approximately 703,977,820 shares of common stock outstanding. Each share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of our common stock are entitled to receive dividends when our Board of Directors declares them out of funds legally available therefor. Dividends may be paid on our common stock only if all dividends on any outstanding preferred stock have been paid or provided for.

The issued and outstanding shares of our common stock are, and any shares of common stock offered by a prospectus supplement upon issuance and payment therefor will be, fully paid and nonassessable. Holders of our common stock do not have any preemptive or conversion rights, and we may not make further calls or assessments on our common stock. There are no redemption or sinking fund provisions applicable to our common stock.

In the event of our voluntary or involuntary dissolution, liquidation or winding up, holders of common stock are entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors and holders of preferred stock, if any, all of our remaining assets available for distribution.

Directors are elected by a majority vote of the holders of common stock voting at a meeting in person or by proxy, except in the event of a contested election, in which case, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Holders of common stock are not entitled to cumulative voting rights for the election of directors.

Our common stock is traded on the New York Stock Exchange under the symbol “LOW.”

Computershare Trust Company, N.A. of Providence, Rhode Island, acts as the transfer agent and registrar for our common stock.

Anti-Takeover Effects of North Carolina Law, the Restated Charter and the Bylaws

Certain provisions of the NCBCA, the Restated Charter and the Bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of our company. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of our company to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire our company.

Authorized but Unissued Stock

The Restated Charter authorizes the issuance of a significant number of shares of common stock and preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our Board of Directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of our company. This possibility may encourage persons seeking to acquire control of our company to negotiate first with our Board of Directors.

Our authorized but unissued shares of preferred stock could also have other anti-takeover effects. Under certain circumstances, any or all of the preferred stock could be used as a method of discouraging, delaying or preventing a change in control or management of our company. For example, our Board of Directors could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of common stock, or with rights and preferences that include special voting rights to veto a change in control. The preferred stock could also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a “poison pill.” Our Board of Directors is able to implement a shareholder rights plan without further action by our shareholders.

Use of our preferred stock in the foregoing manner could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors or the assumption of control by shareholders, even if these actions would be beneficial to our shareholders. In addition, the existence of authorized but unissued shares of preferred stock could discourage bids for our company even if such bid represents a premium over our then-existing trading price.

Shareholder Action by Written Consent

Under the NCBCA, our shareholders may take action by the unanimous written consent of the holders of all of our outstanding shares of common stock in lieu of an annual or special meeting. Otherwise, shareholders will only be able to take action at an annual or special meeting called in accordance with the Bylaws.

Requirements for Advance Notification of Shareholder Proposals and Nominations

The Bylaws provide for advance notice procedures with respect to shareholder proposals (except proposals submitted in accordance with the eligibility and procedural requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in our proxy statement) and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors. Pursuant to these provisions, to be timely, a shareholder’s notice must meet certain requirements with respect to its content and be received at our principal executive offices, addressed to the Secretary of our company, within the following time periods:
•In the case of an annual meeting, not earlier than the close of business on the 150th calendar day nor later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, or if no annual meeting was held in the preceding year, then to be timely, the shareholder notice must be received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 calendar days prior to the date of such annual meeting, the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made; and
•In the case of a special meeting, not earlier than the close of business on the 150th calendar day prior to such special meeting and not later than the close of business on the later of the 120th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement of the date of the special meeting is first made by us.
These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting

Cumulative voting allows a shareholder to vote a portion or all of its shares for one or more candidates for seats on a company’s board of directors. The absence of cumulative voting makes it more difficult for a minority shareholder to gain a seat on a company’s board of directors to influence the board’s decision regarding a takeover. Under the NCBCA, by virtue of our date of incorporation and the fact that the Restated Charter does not give our shareholders the right to cumulate their votes, our shareholders are not entitled to cumulate their votes.

Shareholder Approval of Certain Business Combinations

The NCBCA has two primary anti-takeover statutes, The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act, which govern the shareholder approval required for certain business combinations. Since we have not opted out of either of these provisions, we are subject to the anti-takeover effects of The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act.

The North Carolina Shareholder Protection Act generally requires the affirmative vote of 95% of a public corporation’s voting shares to approve a “business combination” with any other entity that a majority of continuing directors determines beneficially owns, directly or indirectly, more than 20% of the voting shares of the corporation (or ever owned more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the statute are satisfied.

“Business combination” is defined by the statute as (i) any merger, consolidation or conversion of a corporation with or into any other entity, (ii) any sale or lease of all or any substantial part of the corporation’s assets to any other entity or (iii) any payment, sale or lease to the corporation or any subsidiary thereof by any other entity of assets having an aggregate fair market value of $5,000,000 or more in exchange for securities of the corporation.

Under The North Carolina Control Share Acquisition Act, “control shares” of a corporation that are acquired in a “control share acquisition” (as defined in the statute) have no voting rights unless such rights are granted by resolution adopted by a majority of the disinterested shareholders of the corporation, and in the event such voting rights were to be granted, all other shareholders would have the right, subject to certain limitations, to have their shares in the corporation redeemed at their fair value.

A person acquires “control shares” whenever such person acquires shares that, when added to all other shares of the corporation beneficially owned by such person, would entitle the person to voting power in the election of directors equal to or greater than one of three thresholds: one-fifth, one-third or a majority.

Election and Number of Directors

The Restated Charter and the Bylaws contain provisions that establish specific procedures for nominating and electing members of our Board of Directors, including the advance notice requirements discussed above under “—Requirements for Advance Notification of Shareholder Proposals and Nominations.”

The Restated Charter and the Bylaws provide that the number of directors will be established by our Board of Directors but may not be fewer than three. Accordingly, our shareholders may not increase the size of our Board of Directors for the purpose of electing new directors.

Amendment of the Restated Charter

Except as provided under the NCBCA, amendments to the Restated Charter must be proposed by our Board of Directors and approved by holders of a majority of our total outstanding shares entitled to vote. In the case of any special meeting of shareholders, the notice of such meeting must have stated that the amendment of the Restated Charter was one of the purposes of the meeting. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in the Restated Charter.

Amendment of the Bylaws

The Bylaws may be altered, amended or repealed, or new bylaws may be adopted, by (i) a majority of the members of our Board of Directors or (ii) the holders of a majority of the votes cast at a meeting in which a quorum is present, provided in the case of any special meeting of shareholders or directors, that the notice of such meeting must have stated that the amendment of the Bylaws was one of the purposes of the meeting.

Limits on Calling Special Meetings of Shareholders

A special meeting of our shareholders may be called by the Chairman of our Board of Directors, our Chief Executive Officer or by a majority of our Board of Directors, and must be called by the Secretary of our company upon the written request of one or more shareholders owning at least 15% in the aggregate of the total number of shares of capital stock of our company outstanding and entitled to vote at such meeting. Any such special meeting called at the request of our shareholders will be held at such date, time and place as may be fixed by our Board of Directors, provided that the date of such special meeting may not be more than 90 days after the receipt of such request by the Secretary. The Bylaws specify the form and content of a shareholder’s request for a special meeting. These provisions may make a change in control of our company more difficult by delaying shareholder actions to elect directors until the next annual meeting of shareholders.

DESCRIPTION OF OUR PREFERRED STOCK

The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

All of the terms of the preferred stock are, or will be, contained in the Restated Charter or any resolutions which may be adopted by our Board of Directors relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

The Restated Charter authorizes us to issue 5,000,000 shares of preferred stock, par value $5.00 per share, 750,000 shares of which have been designated as Participating Cumulative Preferred Stock, Series A. We may amend the Restated Charter from time to time to increase the number of authorized shares of preferred stock. Such an amendment would require the approval of the holders of the voting capital stock entitled to vote on such an amendment in accordance with the terms of the Restated Charter. As of July 21, 2021, we had no shares of preferred stock outstanding.

Our Board of Directors is authorized to designate the following with respect to each new series of preferred stock:
•the title and stated value of the series;
•the number of shares in each series;
•the dividend rates and dates of payment and whether dividends will be cumulative and, if cumulative, the date from which dividends will accumulate;
•voluntary and involuntary liquidation preferences and the liquidation price and liquidation premium, if any, applicable to the series;
•redemption prices, if redeemable, and the terms and conditions of such redemption;
•the sinking fund or purchase fund provisions, if any, for the redemption or purchase of shares;
•the rights, if any, and the terms and conditions on which shares can be converted into shares of any other series or class;
•the voting rights, if any; and
•any other applicable terms.
The preferred stock, when issued in exchange for full consideration, will be fully paid and nonassessable. We will pay dividends and make distributions in the event of our liquidation, dissolution or winding up first to holders of our preferred stock and then to holders of our common stock.

Although it has no present intention to do so, our Board of Directors, without shareholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of discouraging, delaying or preventing a change in control.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time:
•to or through one or more underwriters or dealers;
•through one or more agents;
•directly to purchasers; or
•through a combination of these methods.
The prospectus supplement with respect to each offering of securities will set forth the specific plan of distribution and the terms of the offering, including:
•the names of any underwriters, dealers or agents;
•the purchase price or initial public offering price of the securities;
•the net proceeds from the sale of the securities;
•the use of the net proceeds;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any discounts or concessions allowed or re-allowed or paid to dealers; and
•any commissions paid to agents.
We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings.”

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, we will enter into an underwriting agreement with the underwriters at the time of the sale of the securities and the securities will be acquired by the underwriters for their own accounts. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the applicable prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or of any other securities the price of which may be used to determine payments on the securities. Specifically, the underwriters may over-allot in connection with an offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may suspend or terminate any of these activities at any time.

Underwriters named in an applicable prospectus supplement are, and dealers and agents named in an applicable prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, dealers or agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make. Underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

If indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers from some institutions to purchase our securities at the public offering price given in that supplement under “Delayed Delivery Contracts” providing for payment and delivery on the date or dates stated in such supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under the contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and
•if the securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the securities less the principal amount covered by contracts.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the applicable prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and the remarketing firms and their respective affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list any series of debt securities on a securities exchange.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than two scheduled business days after the trade date for your securities.

LEGAL MATTERS

Unless otherwise specified in any prospectus supplement, the validity of our common stock and preferred stock offered by this prospectus will be passed upon for us by Moore & Van Allen PLLC, Charlotte, North Carolina and the validity of our debt securities offered by this prospectus will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Unless otherwise specified in any prospectus supplement, certain legal matters related to North Carolina law may be passed upon for us by Moore & Van Allen PLLC, Charlotte, North Carolina.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2021, and the effectiveness of Lowe’s Companies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended April 30, 2021 and May 1, 2020, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2021 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Any statement made by us in this prospectus concerning a contract, agreement or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement and the documents that we reference below under the heading “Information Incorporated by Reference” for a more complete understanding of the contract, agreement or other document. Each such statement is qualified in all respects by reference to the contract, agreement or other document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file through the SEC’s web site at http://www.sec.gov. Our SEC filings are also available on our web site at http://www.ir.lowes.com. However, information located on or accessible from our website is not a part of this prospectus, other than documents that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus and any prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we previously filed with the SEC and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus (other than, in each case, any portion of these documents deemed to have been “furnished” and not “filed” with the SEC, including any exhibits related thereto):
•our Annual Report on Form 10-K for the fiscal year ended January 29, 2021;
•our Quarterly Report on Form 10-Q for the quarter ended April 30, 2021;
•our Definitive Proxy Statement on Schedule 14A filed on April 15, 2021, as revised by our filing on Form DEFR14A on May 5, 2021;
•our Current Reports on Form 8-K filed on March 31, 2021, April 27, 2021, June 1, 2021 and June 1, 2021; and
•the description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference in that document. Such requests should be directed to the attention of Investor Relations at the following address and telephone number:

Lowe’s Companies, Inc.
Attn: Investor Relations
1000 Lowes Boulevard
Mooresville, North Carolina 28117
Telephone: (704) 758-1000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the issuance and distribution of the securities registered under this registration statement:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Printing fees	$	**
Rating agency fees	$	**
Trustee’s fees and expenses	$	**
Miscellaneous	$	**
Total	$	**
_____________________________________________________________________________________________
*    Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.
**    Estimated amounts are not presently known. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15. Indemnification of Directors and Officers

Set forth below is a description of certain provisions of the registrant’s Restated Charter (the “Restated Charter”), the registrant’s Bylaws, as amended and restated, (the “Bylaws”) and the North Carolina Business Corporation Act (the “NCBCA”), as such provisions relate to the indemnification of the directors and officers of the registrant. This description is intended only as a summary and is qualified in its entirety by reference to the Restated Charter, the Bylaws and the NCBCA.

Sections 55-8-50 through 55-8-58 of the NCBCA and the Restated Charter and the Bylaws provide for indemnification of the registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

The NCBCA provides directors and officers with a right to indemnification (unless such right is limited in a corporation’s articles of incorporation) against reasonable expenses when the director or officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation. The NCBCA also permits a corporation to indemnify directors and officers who met a certain standard of conduct against personal liability, including the obligation to pay any judgment, settlement, penalty, fine or reasonable expenses incurred with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal. Directors and officers are also entitled to apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case. The court may grant such an order if it determines the director or officer (i) has a right to indemnification against reasonable expenses (as described above); or (ii) is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. Nevertheless, under the NCBCA, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer is adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to a director or officer who is adjudged liable on the basis that personal benefit was improperly received by such director or officer.

The Restated Charter provides that, to the full extent permitted by the NCBCA, the registrant shall indemnify any director from liability incurred as a director of the registrant. The Bylaws provide that any person who serves or has served as a director or officer of the registrant, or in such capacity at the request of the registrant for any other corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the registrant to the fullest extent permitted by law against (i) reasonable expenses, including attorneys’ fees, actually and necessarily and as incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, seeking to hold such person liable by reason of the fact that he or she is or was acting in such capacity; and (ii) payments made by such person in satisfaction of any judgment, money decree, fine, penalty or reasonable settlement for which he or she may have become liable in any such action, suit or proceeding. The Bylaws further provide that the registrant may not, however, indemnify any person against liability or litigation expense he or she may incur on account of his or her activities which were at the time they were taken known or believed by such person to be clearly in conflict with the best interests of the registrant. Also, the Bylaws provide that the registrant may not indemnify any director with respect to any liability arising out of Section 55-8-33 of the NCBCA (relating to unlawful declaration of dividends) or any transaction from which the director derived an improper personal benefit as provided in Section 55-2-02(b)(3) of the NCBCA.

Section 55-2-02(b)(3) of the NCBCA permits a corporation to include a provision in its articles of incorporation limiting or eliminating the personal liability of a director for monetary damages for breach of any duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) any liability under Section 55-8-33 of the NCBCA for unlawful distributions from the corporation; (iii) any transaction from which the director derived an improper personal benefit; or (iv) acts or omissions occurring prior to the date the provision of the corporation’s articles of incorporation limiting or eliminating the liability of its directors became effective. The Restated Charter provides that, to the full extent permitted by the NCBCA, a director of the registrant shall not be liable for monetary damages for breach of any duty as a director of the registrant.

In addition, Section 55-8-30(d) of the NCBCA provides that a director is not liable for any action taken as a director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with the general standards of conduct applicable to directors of North Carolina corporations.

Section 55-8-57(c) of the NCBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such person. The registrant maintains directors’ and officers’ liability insurance for its directors and officers, as permitted in the Bylaws.

Item 16. Exhibits

See the “Exhibit Index,” which is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Restated Charter of Lowe’s Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended July 31, 2009)

4.2	Bylaws of Lowe’s Companies, Inc., as amended and restated May 29, 2020 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed June 2, 2020)

4.3
Amended and Restated Indenture, dated as of December 1, 1995, between Lowe’s Companies, Inc. and U.S. Bank National Association (as successor trustee) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed December 15, 1995)

4.4*	Form of Debt Securities

4.5*	Form of Certificate of Designation

4.6*	Form of Preferred Stock Certificate

5.1**	Opinion of Moore & Van Allen PLLC

5.2**	Opinion of Cleary Gottlieb Steen & Hamilton LLP

15.1**	Deloitte & Touche LLP Letter re: Unaudited Interim Financial Information

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

23.3**	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2)

24.1**	Power of Attorney (included on the signature pages to this registration statement)

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee, with respect to the Debt Securities

*    To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mooresville, State of North Carolina, on this 23rd day of July, 2021.

LOWE’S COMPANIES, INC.

By:	/s/ Ross W. McCanless
Ross W. McCanless
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named registrant, by his or her execution hereof, hereby constitutes and appoints David M. Denton, Ross W. McCanless, Dan C. Griggs, Jr. and Beth R. MacDonald, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute any and all amendments (including post-effective amendments) and supplements to such registration statement and any related registration statement (or amendment thereto) pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, or their substitutes, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 23rd day of July, 2021:

Signature	Title

/s/ Marvin R. Ellison	Chairman, President and Chief Executive Officer
Marvin R. Ellison	(Principal Executive Officer)

/s/ David M. Denton	Executive Vice President, Chief Financial Officer
David M. Denton	(Principal Financial Officer)

/s/ Dan C. Griggs, Jr.	Senior Vice President, Tax and Chief Accounting Officer
Dan C. Griggs, Jr.	(Principal Accounting Officer)

/s/ Raul Alvarez	Director
Raul Alvarez

/s/ David H. Batchelder	Director
David H. Batchelder

/s/ Angela F. Braly	Director
Angela F. Braly

/s/ Sandra B. Cochran	Director
Sandra B. Cochran

/s/ Laurie Z. Douglas	Director
Laurie Z. Douglas

/s/ Richard W. Dreiling	Director
Richard W. Dreiling

/s/ Daniel J. Heinrich	Director
Daniel J. Heinrich

/s/ Brian C. Rogers	Director
Brian C. Rogers

/s/ Bertram L. Scott	Director
Bertram L. Scott

/s/ Mary Beth West	Director
Mary Beth West